UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 16, 2018
CATALENT, INC.
Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	001-36587 (Commission File Number)	20-8737688 (IRS Employer Identification Number)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of registrant’s principal executive office)	(Zip code)

(732) 537-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 20, 2018, Catalent, Inc. (the “Company”) issued a press release announcing certain changes to the membership of its Board of Directors (the “Board”). A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Retirement of James Quella
Mr. James Quella retired as a director of the Company effective February 16, 2018. He was replaced as a Class II director by Mr. John J. Greisch, as described below. In connection with his retirement, the Board accelerated the vesting of 3,976 restricted stock units granted to Mr. Quella pursuant to the Company’s 2014 Omnibus Incentive Plan and of 9,240 unvested options (the “Accelerated Options”) granted to him pursuant to the Company’s 2007 PTS Holdings Corp. Stock Incentive Plan (the “2007 Plan”). The Board also granted Mr. Quella 90 days from the date of his retirement in which to exercise all of his outstanding options under the 2007 Plan, including the Accelerated Options.
Appointment of Rosemary A. Crane, John J. Greisch, and Christa Kreuzburg as Directors
On February 16, 2018, the Board approved an increase in the size of the Board from nine to ten members and appointed Ms. Rosemary A. Crane, Mr. John J. Greisch, and Dr. Christa Kreuzburg as directors of the Company (collectively, the “New Directors”), effective immediately. Ms. Crane will serve as a Class I director, Mr. Greisch as a Class II director (replacing Mr. Quella), and Dr. Kreuzburg as a Class III director (replacing Mr. Uwe Röhrhoff, who resigned effective February 4, 2018), with terms expiring at the Company’s 2018, 2019, and 2020 annual meetings of shareholders, respectively. The Board also appointed Mr. Greisch as Chair of the Board’s Audit Committee, replacing Mr. Jack Stahl, also with immediate effect.
Ms. Crane, 58, is currently a member of the board of directors of each of Edge Therapeutics, Inc., Teva Pharmaceutical Industries Limited, and Zealand Pharma A/S, and has previously served as a director of Unilife Corporation, Cipher Pharmaceuticals, MELA Sciences, Inc., Epocrates Inc., and Targanta Therapeutics. Ms. Crane retired in 2014 from MELA Sciences, Inc., where she served as President and Chief Executive Officer beginning in 2013. From 2011 to 2013, she was a Partner and Head of Commercialization at Appletree Partners and, from 2008 to 2011, served as Chief Executive Officer and President of Epocrates Inc. From 2002 to 2008, Ms. Crane served in several senior executive positions at the Johnson & Johnson Group of Companies, ending as Company Group Chairman, OTC and Nutritional Group. From 1982 to 2002, she was at Bristol-Myers Squibb Company, ending her tenure there as President, U.S. Primary Care. Ms. Crane received her M.B.A. from Kent State University and her B.A. in Communications and English from the State University of New York at Oswego.
Mr. Greisch, 62, has announced his intention to retire later this year from his current position as President and Chief Executive Officer of Hill-Rom Holdings, Inc., a position that he has held since 2010. Prior to his current position, Mr. Greisch was President International Operations for Baxter International, Inc., a position he held beginning in 2006. During his seven-year tenure with Baxter, he also served as Baxter’s Chief Financial Officer and as President of Baxter’s BioScience division. Before his time with Baxter, Mr. Greisch was President and Chief Executive Officer for FleetPride Corporation in Deerfield, Illinois, an independent after-market distribution company serving the transportation industry. Prior to his tenure at FleetPride, he held various positions at The Interlake Corporation, including serving as President of its Materials Handling Group. Mr. Greisch currently serves on the board of directors of Hill-Rom Holdings, Inc., Idorsia Pharmaceuticals Ltd. and AdvaMed, and previously served on the board of directors of Actelion Ltd. Additionally, he is on the board of directors for Ann & Robert H. Lurie Children’s Hospital of Chicago. Through January 2010, Mr. Greisch served as a director of TomoTherapy, Inc. He received a Masters in Management from the Kellogg School of Management at Northwestern University and a B.S. degree from Miami University.
Dr. Kreuzburg, 58, has been consulting in the healthcare sector since retiring from Bayer AG in 2009 after 19 years of service in a variety of roles, including serving as Head of the Bayer Schering Pharma Europe/Canada unit of Bayer Healthcare from 2007 to 2008 and as Head of the Pharma Primary Care/International Operations unit of Bayer Healthcare from 2006 to 2007. She also held roles in the Strategic Planning and Central

Research groups. Dr. Kreuzburg is currently a member of the board of directors of Tecan Trading AG of Switzerland as well as chairwoman of its compensation committee and has previously served as a director of Freedom Innovations LLC. She received her Ph.D. and Bachelor’s degrees in Physical Chemistry from Duisburg University in Germany.
Each of the New Directors will receive the Company’s standard compensation provided for service on the Board to all members of the Board who are not employees of the Company. This compensation currently includes an annual cash retainer of $100,000, payable in quarterly installments in arrears, and an annual grant of restricted stock units having a fair market value equal to $140,000. The restricted stock units vest in full after one year of service and are subject to accelerated vesting in the event of a “change of control.” The initial cash retainer and restricted stock unit award to be received by the New Directors will be pro-rated based on the portion of the Company’s current fiscal year during which they are expected to serve.
In addition, pursuant to the Company’s stock ownership policy, each of the New Directors will be required to own shares of our common stock in an amount equal to five times the annual cash retainer. For purposes of this requirement, a director’s holdings include shares held directly or indirectly, individually or jointly, shares underlying vested equity-based awards, and shares held under a deferral or similar plan. Each director is also required to retain 100% of the shares received following exercise of options or upon settlement of vested restricted stock units (net of any shares used to satisfy any applicable tax withholding obligations) until the minimum holding level is reached.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release, February 20, 2018, issued by Catalent, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc.
(Registrant)

By:	/s/ STEVEN L. FASMAN
Steven L. Fasman
Senior Vice President, General Counsel and Secretary

Date: February 20, 2018

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